Exhibit 99.1

DIRECTORS RESOLUTIONS

OF

IMAGINATION TV, INC.

(the “Company”)

WHEREAS:

A.	STEVEN SAMBLIS has consented to step down as Chief Executive Officer, Chief Financial Officer and President and as a Member of the Board of Directors of the Company.

B.	JOE SIRIANNI has consented to act as the new President, CEO, Treasurer and a Member of the Board of Directors of the Company.

BE IT RESOLVED THAT:

1.	STEVEN SAMBLIS, has stepped down as Chief Executive Officer, Chief Financial Officer and President and as a Member of the Board of Directors of the Company.

2.	JOE SIRIANNI, who has consented to act as a President, Secretary and Treasurer, is appointed as President, Secretary and Treasurer of the Company.

Effective date: January 5, 2016

/s/ Steven Samblis
STEVEN SAMBLIS

/s/ Joe Sirianni
JOE SIRIANNI